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                                                                  Exhibit 10b
                                                                  -----------

                              EXECUTIVE AGREEMENT


     THIS AGREEMENT dated as of _______________ __, 1997 by and between TranSwitch Corporation, a Delaware corporation (the "Corporation") and __________ (the "Executive").

                                  WITNESSETH:

     A. The Corporation considers it essential to the best interests of the Corporation and its stockholders that its management be encouraged to remain with the Corporation and to continue to devote full attention to the Corporation's business in the event that there is a likelihood of a change of control of the Corporation. In this connection, the Corporation recognizes that the possibility of a change in control and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders. Accordingly, the Corporation's Board of Directors (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation's management to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Corporation.

     B. The Executive is a key executive of the Corporation, and the Corporation believes that the Executive has made valuable contributions to the productivity and profitability of the Corporation.

     C. In the event that the Corporation enters into a written letter of intent or other written agreement (each, a "Business Combination Agreement") with a third party (including such party's affiliates, an "Acquiring Party") concerning a possible business combination by such Acquiring Party with, or acquisition by such Acquiring Party of equity securities of, the Corporation, the Board believes it imperative that the Corporation and the Board be able to rely upon the Executive to continue in his position and that the Corporation be able to receive and rely upon his advice, if so requested, as to the best interests of the Corporation and its stockholders without concern that he might be distracted by the personal uncertainties and risks created by the Corporation entering into a Business Combination Agreement.

     D. Should the Corporation enter into a Business Combination Agreement, in addition to the Executive's regular duties, he may be called upon to assist in the assessment of such Business Combination Agreement, advise management and the Board as to whether such Business Combination Agreement is in the best interests of the Corporation and its stockholders, and to take such other actions as the Board might determine to be appropriate.

     NOW, THEREFORE, to assure the Corporation that it will have the continued undivided attention and services of the Executive and the availability of his advice and counsel notwithstanding the possibility or threat of a change of control of the Corporation, and to induce
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                                      -2-

the Executive to remain in the employ of the Corporation, and for other good and valuable consideration, the Corporation and the Executive agree as follows:

     1.  Operation of Agreement.  This Agreement shall commence on the date
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hereof (the "Effective Date") and shall continue in effect through for twelve
(12) months from the Effective Date; provided, however, that (i) commencing on
                                     --------  -------
the date that is twelve (12) months and one day from the Effective Date and on each twelve-month anniversary of such date thereafter (each an "Extension Date"), the term of this Agreement shall automatically be extended for one additional year, without further action on the part of the parties hereto, unless either party gives written notice of termination to the other party not later than three months prior to an Extension Date, and (ii) if a "Change in Control" (as defined in Section 4) of the Corporation occurs during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of twelve (12) months beyond the month in which such Change in Control occurs, provided, however, that so long as the Executive continues to be
        --------  -------
employed by the Corporation, this Agreement shall be automatically extended from year to year, without further action on the part of the parties hereto.

     2.  Employment.  Subject to Section 3 hereof, the Corporation and the
         ----------
Executive agree that so long as the Executive is employed by the Corporation, the Executive shall perform such executive duties and responsibilities as were being performed by the Executive immediately prior to the Effective Date or appropriate comparable duties and responsibilities, as may be determined by the Board in response to changing business requirements. The Executive agrees that so long as he is employed by the Corporation he shall devote substantially all of his business time and efforts to his executive duties and responsibilities. In the event that the Corporation enters into a Business Combination Agreement which, if effected, will result in a Change of Control (as defined in Section
4), the Executive agrees that he will not voluntarily leave the employ of the Corporation, and will render the services contemplated in the recitals to this Agreement, and the Corporation agrees that it will not terminate the employment of the Executive for any reason other than for Cause (as such term is defined in Section 6) until the earlier of (i) in the opinion of the Board (which shall be binding and conclusive on the Executive), the Business Combination Agreement has been abandoned or terminated, or (ii) until after such a Change of Control has been effected, or (iii) 120 calendar days from the date of the execution of a Business Combination Agreement.

     3.  Termination of Employment.  Except with respect to the specific
         -------------------------
undertakings herein upon a Qualified Termination, the Executive shall be an at-will employee of the Corporation. Subject to the last sentence of Section 2, either party shall have the right to terminate Executive's employment upon notice to the other party, and, in the case of termination by the Corporation, such termination shall be in accordance with the Corporation's normal and customary termination practices for executive employees. If the Executive shall terminate his employment under circumstances constituting a Qualifying Termination (as defined in Section 6) the obligations and rights of the Corporation as set forth in Sections 6, 7 and the following Sections shall apply. In the event of any termination, the Corporation's benefit obligations under Section 5 hereof, and applicable laws, shall apply.
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                                      -3-

     4.  Change of Control.  For purposes of this Agreement, a "Change in
         -----------------
Control" means the occurrence of any of the following events:

         (a) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such surviving, resulting or reorganized corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Corporation ("Voting Stock") immediately prior to such transaction;

         (b) The Corporation sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale or transfer;

         (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any "person" (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of securities representing 35% or more of the Voting Stock of the Corporation;

         (d) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred; or

         (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each director of the Corporation first elected during such period was approved by a vote of at least a majority of the directors then still in office who were directors of the Corporation at the beginning of any such period;

provided, however, that a "Change in Control" shall not be deemed to have
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occurred for purposes of this Agreement solely because (i) the Corporation, (ii)
an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any Corporation-sponsored employee stock ownership plan or any other employee benefit plan of the Corporation, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Corporation reports that a change in control of the Corporation has occurred by reason of such beneficial ownership.
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                                      -4-

     5.  Compensation, Compensation Plans, Perquisites.  So long as the
         ---------------------------------------------
Executive is employed by the Corporation, the Executive shall be compensated as follows:

         (a) He shall receive an annual base salary at a rate which is not less than his rate of annual base salary immediately prior to the Effective Date, with the opportunity for increases from time to time thereafter which are in accordance with the Corporation's regular practices.

         (b) He shall be eligible to participate on a reasonable basis in any incentive compensation plans, the nature and terms of such plan(s) shall be determined in the sole discretion of the Board and the Compensation Committee.

         (c) He shall be entitled to receive employee benefits and perquisites provided by the Corporation equivalent to the benefits and perquisites to which he was entitled immediately prior to the Effective Date. Such benefits and perquisites shall include, but not be limited to, the benefits and perquisites provided under the Corporation's Section 401(k) profit sharing plan; its life, accident, health and dental insurance and medical reimbursement plans; and various fringe benefits.

     6.  Termination.  The term "Qualifying Termination" shall mean termination
         -----------
by the Corporation of the employment of the Executive with the Corporation within the twelve (12) months immediately following a Change of Control or deemed to be following a Change of Control as set forth in Section 18 for any reason other than for Cause, as hereinafter defined.

     For purposes of this Agreement, "Cause" means: (a) any intentional act of theft, fraud or embezzlement by the Executive in connection with his work with the Corporation; or (b) the Executive's continuing, repeated and willful failure or refusal to perform his duties and services under this Agreement (other than due to his incapacity due to illness or injury), provided that such failure or refusal continues uncorrected for a period of thirty (30) calendar days after the Executive shall have received written notice from the Board stating with specificity the nature of such failure or refusal. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire Board at a meeting of the Board called and held for (but not necessarily exclusively for) that purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel of his choice, to be heard by the Board) finding that Executive has, in the good faith opinion of the Board, engaged in conduct constituting Cause and specifying the particulars thereof in reasonable detail.

     7.  Termination Payment.  In the event of a Qualifying Termination, and
         -------------------
subject to reduction as provided in Section 8 of this Agreement, the Corporation shall pay to the Executive (or in the event of the Executive's death after a Qualifying Termination, to his beneficiaries, heirs or estate) a lump sum amount equal to the sum of (i) _________ (__) the Executive's annual base salary as in effect immediately prior to the Change in Control and (ii) __________ (__) the highest annual bonus paid to the Executive by the Corporation during the five most recently completed fiscal years of the Corporation ending immediately prior to the Change in Control
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                                      -5-

(collectively, the "Termination Payment"). Such Termination Payment shall be paid to the Executive within ten (10) calendar days after the date of a Qualifying Termination.

     8.   Reduction of Payments by the Corporation.  If, in connection with a
          ----------------------------------------
change (a) in the ownership or effective control of the Corporation, or (b) in the ownership of a substantial portion of the Corporation's assets (each as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code")), the Termination Payment, and/or any payment or benefit received or to be received by the Executive pursuant to any other plan, arrangement or agreement (such payments or benefits, together with the Termination Payment, the "Total Payments") would constitute (in whole or in part) an "excess parachute payment" within the meaning of Section 280G(b) of the Code, then the amount of the Total Payments shall be reduced to the minimum extent necessary to insure that no portion of the Total Payments constitutes an "excess parachute payment" within the meaning of Section 280G(b) of the Code. All calculations pursuant to this Section 8 shall be made by tax counsel selected by the Corporation or by the Corporation's independent auditors.

     9.   No Mitigation Obligation.  The parties hereto expressly agree that the
          -------------------------
payment of the Termination Payments by the Corporation to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive.

     10.  Confidentiality.  The Executive agrees that during and after his
          ---------------
employment with the Corporation, the Executive shall continue to comply with the provisions of the Agreement for Assignment and Covenant Against Disclosure between the Executive and the Corporation.

     11.  Legal Fees and Expenses.  It is the intent of the Corporation that the
          ------------------------
Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Corporation has failed to comply with any of its obligations under this Agreement or in the event that the Corporation or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Corporation irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Corporation as hereinafter provided, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Corporation or any director, officer, stockholder or other person affiliated with the Corporation, in any jurisdiction. The Corporation shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Corporation's failure to perform this Agreement or any provision hereof or as a result of the Corporation or any person contesting the validity or enforceability of this Agreement or any provision hereof as aforesaid.
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                                      -6-

     12.  Notices.  Any notices, requests, demands and other communications
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provided for by this Agreement shall be sufficient if in writing and if sent by personal delivery or by facsimile, such facsimile to be followed by a copy sent by regular mail, in the case of Executive to the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the Board of Directors with a copy to the Secretary of the Corporation at its principal executive offices.

     13.  Non-Alienation.  The Executive shall not have any right to pledge,
          --------------
hypothecate, anticipate or in any way create a lien or security interest upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

     14.  No Set-off.   In the event of a Qualifying Termination of the
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Executive's employment hereunder, the Corporation may not set-off or withhold against any termination payments due to the Executive the amount of any claims it may have against the Executive except any amounts for borrowed money or advances owing to the Corporation by the Executive as of the date of such Qualifying Termination.

     15.  Amendment.  This Agreement may be amended or canceled by mutual
          ---------
agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     16.  Successor to the Corporation.  Except as otherwise provided herein,
          ----------------------------
this Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation; provided, however, that the Corporation
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shall obtain the written agreement of any successor of the Corporation to be bound by the provisions of this Agreement as if the successor were the Corporation and for purposes of this Agreement, any successor of the Corporation shall be deemed to be the "Corporation" for all purposes. In the event of the death of the Executive after a Qualifying Termination, the beneficiaries, heirs or estate of the Executive, as appropriate, shall be entitled to enforce the provisions of Section 7 hereof.

     17.  Severability.  In the event that any provision or portion of this
          ------------
Agreement shall be determined to be invalid or unenforceable for any reason in any jurisdiction, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect and any such invalid or unenforceable provision shall not be considered invalid or unenforceable in any other jurisdiction.

     18.  Employment Rights.  Nothing expressed or implied in this Agreement
          -----------------
shall create any right or duty on the part of the Corporation or the Executive to have the Executive remain in the employment of the Corporation prior to the Corporation entering into a Business Combination Agreement; provided, however,
                                                            --------  -------
that if there is any termination of the Executive's employment which would constitute a Qualifying Termination if it occurred after a Change of Control and such termination follows the commencement of a substantive discussion with a third
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                                      -7-

person that ultimately results in a Change in Control, such termination shall be deemed to be following a Change in Control for purposes of this Agreement.

     19.  Termination of Agreement.  This Agreement shall terminate if the
          ------------------------
Executive's employment by the Corporation is terminated in any manner other than a Qualifying Termination.

     20.  Miscellaneous.  As used throughout this Agreement, the masculine
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pronoun has been used for convenience only.  It is intended to refer equally to men and women. Moreover the use of the singular term throughout with respect to individuals or persons is intended to include the plural form. This Agreement shall be construed by the laws of the United States of America and the State of Connecticut.


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                                      -8-

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, or Assistant Secretary, all as of the day and year first above written.


(SEAL)


                                    TRANSWITCH CORPORATION
ATTEST:


By:__________________________       By:___________________________
   Title:                              Name:
                                       Title:



WITNESS:                            EXECUTIVE:



_____________________________       ______________________________